                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                  PENNZOIL-QUAKER STATE COMPANY
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 4, 2000

                            ------------------------

DEAR SHAREHOLDER:                                                 March 29, 2000

    You are cordially invited to attend the second annual meeting of shareholders of Pennzoil-Quaker State Company to be held at the Alley Theatre, 615 Texas Avenue, Houston, Texas on Thursday, May 4, 2000 at 10:00 a.m. The Alley Theatre is accessible to the disabled.

    This booklet includes the Notice of Annual Meeting and Proxy Statement, which contains information about the business to be conducted at the meeting.

    It is important that your shares be represented at the meeting. Whether or not you are able to attend in person, please vote as soon as possible. Accordingly, please complete and mail promptly the enclosed proxy card, vote your shares by calling a toll-free telephone number or vote over the Internet. Please review the instructions on the proxy card regarding each of these voting options.

    On behalf of the Board of Directors, thank you for your continued support and interest in Pennzoil-Quaker State Company.



[LOGO]                                             [LOGO]
James J. Postl                                     James L. Pate
PRESIDENT AND                                      CHAIRMAN OF THE BOARD
CHIEF OPERATING OFFICER                            AND CHIEF EXECUTIVE OFFICER

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS....................         1

PROXY STATEMENT.............................................         2

 I.  Election of Directors..................................         3

      Nominees..............................................         3

      Directors with Terms Expiring in 2001 and 2002........         4

      Board Organization and Meetings.......................         6

      Director Remuneration.................................         6

      Certain Transactions..................................         6

      Security Ownership of Directors and Officers..........         7

      Compliance with Section 16(a) of the Exchange Act.....         7

  Executive Compensation....................................         7

  Compensation Committee Interlocks and Insider
    Participation...........................................        13

  Report of Compensation Committee on Executive
    Compensation............................................        13

  Performance Graph.........................................        15

 II.  Approval of Appointment of Independent Public
Accountants.................................................        16

III.  Other Business........................................        16

Additional Information......................................        16

  Security Ownership of Certain Shareholders................        16

  Shareholder Proposals for 2001 Meeting....................        17

  Advance Written Notice Required for Shareholder
    Nominations and Proposals...............................        17

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 4, 2000

TO THE SHAREHOLDERS OF                                            March 29, 2000
PENNZOIL-QUAKER STATE COMPANY:

    The annual meeting of shareholders of Pennzoil-Quaker State Company will be held at the Alley Theatre, 615 Texas Avenue, Houston, Texas, on Thursday,
May 4, 2000 at 10:00 a.m., Houston time, for the following purposes:

     1. To elect four directors.

     2. To approve the appointment of Arthur Andersen LLP as independent public accountants for 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on March 10, 2000 as the record date for determining shareholders entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the meeting will be available for inspection by any shareholder for any purpose germane to the meeting during the meeting and during regular business hours beginning ten days before the date of the meeting at the office of the Corporate Secretary of the Company at the address below.

    You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy, vote by calling the toll-free telephone number printed on the proxy card or vote on the Internet site shown on the proxy card.

                                          By Order of the Board of Directors

                                          Linda F. Condit
                                          VICE PRESIDENT AND
                                          CORPORATE SECRETARY

P. O. Box 2967
Houston, Texas 77252-2967

700 Milam
Houston, Texas 77002-2805

                                     [LOGO]
                   P. O. Box 2967 - Houston, Texas 77252-2967
                                  713/546-4000

PROXY STATEMENT

    This Proxy Statement and the accompanying proxy card are being mailed to shareholders beginning on or about March 29, 2000. They are furnished in connection with the solicitation by the Board of Directors of Pennzoil-Quaker State Company (the "Company") of proxies from the holders of the Company's common stock ("Common Stock") for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. In addition to the solicitation of proxies by mail, proxies may be solicited by telephone, telegram or personal interview by regular employees of the Company. The Company has retained Morrow & Co., Inc. to solicit proxies at a fee estimated not to exceed $6,000 plus reasonable expenses. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of such stock.

    All duly executed proxies received prior to or at the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of the appointment of Arthur Andersen LLP as the Company's independent public accountants and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the annual meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by filing with the Corporate Secretary an instrument revoking the proxy, by delivering a duly executed proxy bearing a later date (including a telephone or Internet vote) or by appearing at the annual meeting and voting in person.

    As of March 10, 2000, the record date for determining shareholders entitled to vote at the annual meeting, the Company had outstanding and entitled to vote 77,905,268 shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of shareholders. The requirement for a quorum at the annual meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. Information regarding the vote required for approval of other particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

    The Annual Report to Shareholders, which includes financial statements of the Company for the year ended December 31, 1999, has been mailed to all shareholders. The Annual Report is not a part of the proxy solicitation materials.

I.  ELECTION OF DIRECTORS

    Four directors are to be elected at the annual meeting of shareholders. Messrs. Howard H. Baker, Jr., James L. Pate, Gerald B. Smith, and Lorne R. Waxlax will be nominated, and the persons named in the proxy will vote in favor of such nominees unless authority to vote in the election of directors, or for particular directors, is withheld. All four nominees are currently directors of the Company. The term of office for all directors to be elected will be a three-year term expiring on the date of the annual meeting in 2003 (or until their respective successors are duly elected and qualified).

    The persons named in the proxy may act with discretionary authority if any nominee should become unavailable for election. In accordance with the Company's By-laws, the four directors will be elected by a plurality of the votes cast.

    NOMINEES -- The following summaries set forth information concerning the four nominees for election as directors at the meeting, including each nominee's age, position with the Company, if any, and business experience during the past five years.

                                       NAME, AGE AND BUSINESS EXPERIENCE
                                       ---------------------------------
                          HOWARD H. BAKER, JR. has been a partner with the law firm of
[PHOTO]                   Baker, Donelson, Bearman & Caldwell since 1988. From 1987 to
                          1988, he was Chief of Staff to the President of the United
                          States. Mr. Baker also served three terms as a member of the
                          United States Senate and was Senate Majority Leader from
                          1981 to 1985 and Minority Leader from 1977 to 1981. He has served as a director of the Company since December 1998 and is a member of the Executive Committee of the Board.
                          Mr. Baker is a regent of the Smithsonian Institution. He is
                          74 years of age and lives in Huntsville, Tennessee.

                          JAMES L. PATE was named Chairman of the Board and Chief
[PHOTO]                   Executive Officer of the Company in December 1998. He served as Chairman of the Board of Pennzoil Company (renamed
                          PennzEnergy Company) from 1994 to 1999, was Chief Execu-
                          tive Officer from 1990 to 1998 and was President from 1990 until 1997. Mr. Pate has served as a director of the
                          Company since December 1998 and is Chairman of the Executive
                          Committee of the Board. Mr. Pate is also Chairman of the
                          Board of Devon Energy Corporation and a director of Bowater
                          Incorporated and Crown Cork & Seal Company, Inc. He is 64
                          years of age and lives in Houston.

                          GERALD B. SMITH has been Chairman and Chief Executive
[PHOTO]                   Officer of Smith, Graham & Co. Asset Managers L.P., a fixed income investment management firm, for more than the past
                          five years. He has served as a director of the Company since
                          December 1998 and is a member of the Executive Committee of the Board. He is a member of the management board of Rorento
                          N.V. and a member of the Audit Committee of Northern Borders
                          Partners, L.P. He is 49 years of age and lives in Houston.

                                       NAME, AGE AND BUSINESS EXPERIENCE
                                       ---------------------------------

                          LORNE R. WAXLAX served as Executive Vice President of the
[PHOTO]                   Gillette Company until his retirement in 1993. He has served as a director of the Company since December 1998 and is
                          Chairman of the Audit Committee of the Board. Mr. Waxlax is
                          also a director of BJ's Wholesale Club, Inc., Clean
                          Harbors, Inc., HomeBase, Inc., and Hon Industries, Inc. He
                          is 66 years of age and lives in Vero Beach, Florida.

    DIRECTORS WITH TERMS EXPIRING IN 2001 AND 2002 -- The following summaries set forth information concerning the eight directors of the Company whose present terms of office will continue until 2001 or 2002, including each director's age, position with the Company, if any, and business experience during the past five years.

                                       NAME, AGE AND BUSINESS EXPERIENCE
                                       ---------------------------------
                          W. L. LYONS BROWN, JR. served as Chairman of the Board of
[PHOTO]                   Brown-Forman Corporation, a producer and marketer of
                          diversified consumer products, until his retirement in 1995.
                          He was also Chief Executive Officer of Brown-Forman Corpo-
                          ration from 1975 until 1993. He has served as a director of the Company since December 1998 and is a member of the Audit
                          Committee of the Board. Mr. Brown is also a director of
                          Westvaco Corporation and an advisory director of Bessemer
                          Holdings, L.P. He is 63 years of age and lives in Prospect,
                          Kentucky. Mr. Brown's current term as a director of the
                          Company expires in 2001.

                          ERNEST H. COCKRELL has been engaged for more than the past
[PHOTO]                   five years in oil and gas exploration and production. He has served as a director of the Company since December 1998 and is Chairman of the Compensation Committee and a member of
                          the Audit Committee of the Board. Mr. Cockrell is also a
                          director of Denali Incorporated, Southwest Bancorporation of
                          Texas, Inc. and Southwest Bank of Texas, N.A. He is 54 years of age and lives in Houston. Mr. Cockrell's current term as a director of the Company expires in 2001.

                          ALFONSO FANJUL has been Chairman of the Board and Chief
[PHOTO]                   Executive Officer of Florida Crystals Corporation (sugar)
                          for more than the past five years. He is also Chairman of
                          the Board, President and Chief Executive Officer of Central
                          Romana Corporation, Ltd. (sugar, cattle, real estate and
                          resorts). He has served as a director of the Company since
                          December 1998 and is on the Compensation Committee of the
                          Board. He is 62 years of age and lives in Palm Beach,
                          Florida. His current term as a director of the Company
                          expires in 2002.

                                       NAME, AGE AND BUSINESS EXPERIENCE
                                       ---------------------------------

                          FORREST R. HASELTON served as President -- Retail of the
[PHOTO]                   Sears Merchandise Group, a division of Sears Roebuck and
                          Company, until his retirement in 1993. He has served as a
                          director of the Company since December 1998 and is on the
                          Compensation Committee of the Board. Mr. Haselton is 61
                          years of age and lives in Vero Beach, Florida. His current term as a director of the Company expires in 2002.

                          BERDON LAWRENCE was named Chairman of the Board of Kirby
[PHOTO]                   Corporation, an operator of tank barges and tow boats, in
                          October 1999. Prior to that time, he was President of
                          Hollywood Marine, Inc. for more than the past five years. He has served as a director of the Company since December 1998 and is on the Executive Committee of the Board.
                          Mr. Lawrence is 57 years of age and lives in Houston. His
                          current term as a director of the Company expires in 2002.

                          JAMES J. POSTL was named President and Chief Operating
[PHOTO]                   Officer of the Company in December 1998. He served as
                          President of Pennzoil Products Company from October 1998 to
                          December 1998, President of Nabisco Biscuit Company from
                          1995 to early 1998 and President of Nabisco International
                          from 1994 to 1995. Prior to that time, he held various
                          management positions with PepsiCo, Inc. and Procter & Gamble
                          Company. Mr. Postl has served as a director of the Company since December 1998 and is a member of the Executive
                          Committee of the Board. He is 54 years of age and lives in
                          Houston. His current term as a director of the Company
                          expires in 2001.

                          TERRY L. SAVAGE is the founder and has been president of
[PHOTO]                   Terry Savage Productions, Ltd. and a syndicated columnist, speaker and author on personal finance for more than the
                          past five years. She has served as a director of the Company since March 2000. Ms. Savage is also a director of
                          McDonald's Corporation. She is 55 years of age and lives in
                          Chicago, Illinois. Her current term as a director of the
                          Company expires in 2001.

                                       NAME, AGE AND BUSINESS EXPERIENCE
                                       ---------------------------------

                          BRENT SCOWCROFT is President of the Scowcroft Group, Inc., a
[PHOTO]                   firm consulting on national and international security
                          affairs. From 1989 to 1993, he was Assistant to the
                          President of the United States for National Security
                          Affairs. He has served as a director of the Company since
                          1999. Mr. Scowcroft is also a director of Devon Energy
                          Corporation and QUALCOMM Incorporated. He is 75 years of age and lives in Bethesda, Maryland. Mr. Scowcroft's current
                          term as a director of the Company expires in 2002.

    BOARD ORGANIZATION AND MEETINGS -- The members of the Audit Committee and the Compensation Committee of the Board of Directors, all of whom are identified in the above summaries, are not employees of the Company. The Audit Committee recommends the appointment of independent public accountants to conduct audits of the Company's financial statements, reviews with the independent accountants the plan and results of the auditing engagement, approves other professional services provided by the independent accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and results of procedures for internal auditing of the Company and the adequacy of the Company's system of internal accounting controls. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options and conditional stock units under the Company's stock option plans and conditional stock award programs. The Board does not have a standing nominating committee.

    During 1999, the Board of Directors held six meetings. During 1999, the Audit Committee met two times, and the Compensation Committee met six times. During 1999, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings.

    DIRECTOR REMUNERATION -- Each director, other than a regularly employed officer of the Company, receives a director's fee of $30,000 per annum for service on the Board of Directors and a committee fee of $2,000 per committee per annum for service on the Audit, Executive and Compensation Committees. Each such director also receives an additional fee of $1,000 for each Board, Executive Committee or other committee meeting attended. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings.

    CERTAIN TRANSACTIONS -- Mr. Baker is a partner in the law firm of Baker, Donelson, Bearman & Caldwell, which provides legal services to the Company from time to time in connection with certain matters.

    SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS -- The following table sets forth the shares of Common Stock of the Company beneficially owned directly or indirectly as of March 10, 2000 (i) by the Company's nominees for director, other directors, chief executive officer and five other most highly compensated executive officers and (ii) by all the foregoing and other current executive officers of the Company as a group.

                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL
                                                                 OWNERSHIP (1)
                                                              --------------------   PERCENTAGE
                            NAME                               DIRECT      OTHER      OF CLASS
                            ----                              ---------   --------   ----------
Howard H. Baker, Jr.........................................      5,000     --             *
Clyde W. Beahm..............................................     85,906     --             *
W. L. Lyons Brown, Jr.......................................      6,500     3,321          *
Ernest H. Cockrell..........................................    409,066    10,000          *
Alfonso Fanjul..............................................        200    30,500          *
Forrest R. Haselton.........................................      6,796     --             *
Thomas P. Kellagher.........................................     19,733     --             *
Berdon Lawrence.............................................     15,000     --             *
James L. Pate...............................................    537,740     --             *
James J. Postl..............................................    133,795     --             *
Terry L. Savage.............................................      2,000     --             *
Brent Scowcroft.............................................      3,500     --             *
James W. Shaddix............................................    123,216     --             *
Gerald B. Smith.............................................      2,000     --             *
Lorne R. Waxlax.............................................     31,364     --             *
All the above and all other current executive officers
 as a group (23 persons)....................................  1,495,067    43,821        2.0%

------------

(1) Pursuant to regulations of the Securities and Exchange Commission (the "SEC"), securities must be listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or dispose of the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security. Shares of Common Stock listed under the "Direct" column include those owned by the individuals and members of their immediate families, or held by any of them in family trusts. Securities owned by certain family members are included in the foregoing table even where the possession or sharing of voting or dispositive power is not acknowledged. The "Direct" column also includes shares subject to stock options exercisable within 60 days (70,975 for Mr. Beahm, 12,833 for Mr. Kellagher, 438,920 for Mr. Pate, 106,245 for
    Mr. Postl, 92,923 for Mr. Shaddix, and 793,783 for all the above and all other current executive officers as a group). Shares shown under the "Other" column include ownership through corporations or subsidiaries of corporations in which the named individual is controlling shareholder or charitable foundations in which the named individual is an officer, director or trustee.

*   Less than 1%.

    COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT -- Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and beneficial owners of 10% or more of the Common Stock to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all such persons required to file during 1999 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

    EXECUTIVE COMPENSATION -- Set forth below is information regarding the compensation of the Company's Chief Executive Officer (the "CEO") and the other five most highly compensated executive officers of the Company (together with the CEO, the "named officers"). Until December 30, 1998, the named officers were all officers of Pennzoil Company, the Company's former parent company, except for

Mr. Postl and Mr. Kellagher. All compensation for 1997 and 1998 set forth below was paid by Pennzoil Company.

    SUMMARY COMPENSATION TABLE. The summary compensation table set forth below contains information regarding the compensation of each of the named officers for services rendered in all capacities during 1997, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                        ----------------------------------
                                            ANNUAL COMPENSATION                 AWARDS            PAYOUTS
                                       ------------------------------   -----------------------   --------
                                                                                     SECURITIES
                                                              OTHER                  UNDERLYING                 ALL
                                                              ANNUAL    RESTRICTED    OPTIONS/                 OTHER
                                                             COMPEN-      STOCK         SARS                  COMPEN-
NAME AND                                           BONUS      SATION      AWARDS      (SHARES)      LTIP       SATION
PRINCIPAL POSITION            YEAR      SALARY      (1)        (2)         (3)          (4)       PAYOUTS       (5)
------------------          --------   --------   --------   --------   ----------   ----------   --------   ----------
James L. Pate                 1999     $846,600   $720,050   $194,100    $424,500      147,700    $      0   $   72,100
 Chairman of the Board and    1998      807,200          0    157,700     409,200       26,500           0      130,600
 Chief Executive Officer      1997      761,200    757,300    183,000     358,800       30,000     368,100       98,900

David P. Alderson II (6)      1999     $294,800   $217,200   $ 84,300    $ 95,400       31,600    $      0   $1,371,200
                              1998      300,700          0     83,100      80,800        5,200           0       45,200
                              1997      284,600    315,600     61,200      62,200        5,200      78,000       31,000

Clyde W. Beahm                1999     $322,000   $181,900   $ 67,300    $ 87,300       27,600    $      0   $   23,300
  Executive Vice
    President-                1998      283,200          0     66,100      66,800        4,500           0       34,400
  Lubricants and Consumer     1997      263,800    172,900     61,200      56,500        4,300      72,900       24,600
  Products

Thomas P. Kellagher           1999     $223,800   $125,900   $ 24,900    $ 51,900       38,500    $      0   $    1,300
  Group Vice President and    1998        --         --         --         --           --           --          --
  Chief Financial Officer     1997        --         --         --         --           --           --          --

James J. Postl                1999     $509,400   $431,000   $ 99,700    $236,300      318,700    $      0   $    2,900
  President and Chief         1998       96,200    296,800          0           0            0           0          700
  Operating Officer           1997        --         --         --         --           --           --          --

James W. Shaddix              1999     $327,200   $227,200   $ 84,300    $ 95,400       31,600           0   $   26,100
  General Counsel             1998      300,700          0     95,900      80,800        5,200           0       45,300
                              1997      284,600    315,600     61,200      62,200        5,200      78,000       31,100

------------

(1) The 1999 bonuses paid to corporate officers were a direct result of economic profit and synergies achieved as a result of the business combination with Quaker State Corporation. A portion of the bonus shown for 1999 was paid in shares of Common Stock as follows: 33,735 shares for Mr. Pate, 5,850 shares for Mr. Beahm, 3,884 shares for Mr. Kellagher, 17,315 shares for Mr. Postl and 6,644 shares for Mr. Shaddix.

(2) Amounts shown for 1999 include aircraft usage charges of $105,900 for Mr. Pate and $40,300 for Mr. Postl; a perquisite allowance of $59,400 for Messrs. Pate, Alderson, Postl and Shaddix and $42,400 for Mr. Beahm; and excess medical coverage of $24,900 for Messrs. Pate, Alderson, Beahm, Kellagher and Shaddix. Amounts shown for 1998 include aircraft usage costs of $69,800 for Mr. Pate; a perquisite allowance of $59,400 for Messrs. Pate, Alderson and Shaddix and $42,400 for Mr. Beahm; and excess medical coverage of $23,700 for Messrs. Pate, Alderson, Beahm and Shaddix. Amounts shown for 1997 include aircraft usage costs of $98,900 for Mr. Pate; a perquisite allowance of $59,400 for Mr. Pate and $42,400 for Messrs. Alderson, Beahm and Shaddix; and excess medical coverage of $18,800 for Messrs. Pate, Alderson, Beahm and Shaddix.

(3) Amounts shown under Restricted Stock Awards are the aggregate market values on January 1 of the year indicated of shares of Common Stock underlying common stock units awarded on such date under the Company's Conditional Stock Award Programs. Each common stock unit awarded in 1997 and 1998 became a common stock unit award of the Company and vested as a result of

                                                   (FOOTNOTES ON FOLLOWING PAGE)
    the separation from Pennzoil Company and will be distributed in the form of a share of Common Stock at the end of the original five-year vesting period. Each common stock unit awarded in 1999 will be distributed in the form of a share of Common Stock at the end of a five-year period, provided certain conditions as to continued employment are met. In the interim, participants receive dividend equivalents on their common stock units as though they were shares of Common Stock. The aggregate common stock units held at the end of 1999 and their values were 28,780 units, $293,200 for Mr. Pate; 6,470 units, $65,900 for Mr. Alderson; 5,920 units, $60,300 for Mr. Beahm; 3,520 units, $35,900 for Mr. Kellagher; 16,020 units, $163,200 for Mr. Postl; and 6,470 units, $65,900 for Mr. Shaddix. Such values are calculated by multiplying the closing stock price of the common stock on December 31, 1999 ($10.1875) by the number of common stock units held at such date.

(4) All options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights.

(5) Amounts shown under All Other Compensation include (i) amounts contributed or accrued for 1999 under the Company's Savings and Investment Plan and related supplemental agreements ($67,200 for Mr. Pate, $23,100 for Mr. Alderson, $21,400 for Mr. Beahm, and $24,200 for Mr. Shaddix) and
    (ii) amounts paid by the Company in 1999 for certain premiums on term life insurance ($4,900 for Mr. Pate, $1,700 for Mr. Alderson, $1,900 for
    Mr. Beahm, $1,300 for Mr. Kellagher, $2,900 for Mr. Postl and $1,900 for Mr. Shaddix.) Mr. Alderson also received $1,009,800 as severance and $336,600 as part of a separation agreement to provide consulting services.

(6) Mr. Alderson was Group Vice President and Chief Financial Officer of the Company until November 1999.

    OPTION/SAR GRANTS. Shown below is further information on grants of stock options during 1999 to the named officers reflected in the Summary Compensation Table on pages 8-9.

                           OPTION/SAR GRANTS IN 1999

                                                                                              GRANT DATE
                                                        INDIVIDUAL GRANTS                       VALUE
                                      -----------------------------------------------------   ----------
                                       NUMBER OF
                                       SECURITIES     PERCENT OF
                                       UNDERLYING       TOTAL
                                      OPTIONS/SARS   OPTIONS/SARS
                                       GRANTED IN     GRANTED TO     EXERCISE                 GRANT DATE
                                          1999        EMPLOYEES     PRICE (PER   EXPIRATION    PRESENT
                                      (SHARES)(1)      IN 1999      SHARE)(2)       DATE      VALUE (3)
                                      ------------   ------------   ----------   ----------   ----------
James L. Pate.......................     147,660          4.0%       $ 15.625     1/4/2009    $  772,200
David P. Alderson, II...............      31,600          0.9%       $ 15.625     1/4/2009    $  165,300
Clyde W. Beahm......................      27,630          0.8%       $ 15.625     1/4/2009    $  144,500
Thomas P. Kellagher.................      38,500          1.0%       $ 15.625     1/4/2009    $  201,300
James J. Postl......................     318,735          8.7%       $ 15.625     1/4/2009    $1,666,900
James W. Shaddix....................      31,600          0.9%       $ 15.625     1/4/2009    $  165,300

------------

(1) The named officers were granted the above number of options to acquire Common Stock of the Company on January 4, 1999. All such options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights.

(2) The option exercise price was determined by calculating a three-day average price on January 4, 5, and 6, 1999 of the mean of the high and low trading prices of the Common Stock on the New York Stock Exchange and may be paid in cash or previously owned shares of Common Stock.

(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that may be realized will depend on the excess of the underlying stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on the following assumptions: expected volatility based on a three-year historical volatility of Pennzoil Company month-end Common Stock prices (28.9%), a risk-free rate of return based on a 10-year zero-coupon U.S. Treasury rate at the time of grant (6.25%), the prior dividend rate on the Pennzoil Company Common Stock ($1 per year), an option exercise period of 10 years (with the exercise occurring at the end of such period) and no adjustment for the risk of forfeiture over the three-year vesting period.

    OPTION EXERCISES AND 1999 YEAR-END OPTION/SAR HOLDINGS. Shown below is information with respect to unexercised options to purchase Common Stock granted in 1999 and prior years to the named officers and held by them at December 31, 1999. None of the named officers exercised options or tandem stock appreciation rights in 1999.

                       YEAR-END 1999 OPTION/SAR HOLDINGS

                                            NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                              UNEXERCISED OPTIONS HELD AT         "IN-THE-MONEY" OPTIONS AT
                                                   DECEMBER 31, 1999                DECEMBER 31, 1999 (1)
                                           ---------------------------------   -------------------------------
                                           EXERCISABLE         UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE (2)
                                           -----------         -------------   -----------   -----------------
James L. Pate............................     389,700              147,660           0               0
David P. Alderson, II....................     112,400                    0           0               0
Clyde W. Beahm...........................      61,765               27,630           0               0
Thomas P. Kellagher......................           0               38,500           0               0
James J. Postl...........................           0              318,735           0               0
James W. Shaddix.........................      82,390               31,600           0               0

------------

(1) The excess, if any, of the market value of Common Stock at December 31, 1999 ($10.1875) over the option exercise price.

(2) All of these options become immediately exercisable upon a change in control of the Company.

    LONG-TERM INCENTIVE AWARDS. Shown below is information with respect to awards in 1999 under the Company's long-term incentive arrangements.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                              PERFORMANCE OR     ESTIMATED FUTURE PAYOUTS UNDER
                                               OTHER PERIOD      NONSTOCK PRICE-BASED PLANS (1)
                                             UNTIL MATURATION   ---------------------------------
                                                OR PAYOUT       THRESHOLD    TARGET     MAXIMUM
                                             ----------------   ---------   --------   ----------
James L. Pate..............................       1 year        $ 68,600    $268,700   $  806,200
                                                 2 years         137,200     537,500    1,612,500
                                                 3 years         205,800     806,200    2,418,700
Clyde W. Beahm.............................       1 year          14,100      54,200      162,500
                                                 2 years          28,200     108,300      325,000
                                                 3 years          42,300     162,500      487,500
Thomas P. Kellagher........................       1 year           9,200      35,800      107,500
                                                 2 years          18,300      71,700      215,000
                                                 3 years          27,500     107,500      322,500
James J. Postl.............................       1 year          36,700     146,700      440,000
                                                 2 years          73,300     293,300      880,000
                                                 3 years         110,000     440,000    1,320,000
James W. Shaddix...........................       1 year          15,700      60,600      181,800
                                                 2 years          31,400     121,200      363,500
                                                 3 years          47,100     181,800      545,300

---------
(1) Payout of the 1999 long-term incentive awards will be determined by comparing the Company's total shareholder return ("TSR") to a selected group of 16 peer companies, designated at the time of grant. At the end of the performance period, the Company and the peer companies will be ranked based on their TSR. Maximum payout occurs if the Company is ranked third or higher. Target payout is achieved if the Company is ranked eighth. Threshold payout occurs if the Company is ranked thirteenth. The incentive awards are targeted at the market 55th percentile. The Company must achieve a minimum TSR of 6% per year (averaged over the performance cycle) before any payments may be made. Awards, calculated as a percentage of base salary, are paid (if earned) after the completion of the performance cycles.

    RETIREMENT PLAN AND SUPPLEMENTAL AGREEMENTS. The Company has a tax-qualified retirement plan applicable to salaried employees generally. The retirement plan generally provides for annual retirement benefits approximating between 1.1% and 1.6% of a calculated career average compensation multiplied by the number of years of service. For purposes of the retirement plan, career average compensation approximates the lesser of an employee's final five-year average compensation and his 1997 annual compensation. The annual benefits under the retirement plan are net of certain offsets based on social security benefits and reflect limitations mandated by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on the maximum amounts payable. The Company has agreements with Messrs. Pate, Beahm, Kellagher, Postl and Shaddix to supplement their benefits under the tax-qualified retirement plan if and to the extent the aforesaid limitations on annual benefits and compensation mandated by ERISA reduce the retirement benefits otherwise payable under such plan. The Company has agreements with each of Mr. Pate and Mr. Shaddix designed to bring his total annual retirement benefits from all sources, including social security and other benefits, to 57% of his annual salary at retirement. In addition, the agreements provide for continuation of medical expense reimbursement plan coverage for the participant, his spouse and dependents. Mr. Pate's benefits are currently vested and will commence upon termination of employment. Mr. Shaddix's benefits will commence upon termination of employment, except in the event of a termination for cause. Mr. Shaddix's agreement also provides for a severance benefit in an amount equal to three times his salary prior to any termination, reduced by any benefits under the Company's other severance plans. Based on salaries as of December 31, 1999, estimated annual benefits payable upon retirement at normal retirement age (65) from all sources would be $488,900 for Mr. Pate, $74,500 for Mr. Beahm, $82,900 for Mr. Kellagher, $104,600 for Mr. Postl and $202,800 for Mr. Shaddix.

    TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. The Company maintains an Executive Severance Plan for selected employees providing for severance benefits upon a termination of employment for reasons other than cause within two years after a change in control of the Company. Benefits are payable only if each of the following events occur: (a) a change in control of the Company, (b) a designation by the Board of Directors and the Compensation Committee that the employee is likely to be adversely affected by the change in control and (c) a subsequent termination of employment within two years for reasons other than cause. Benefits are prorated if the employee is within three years of normal retirement age (65) at termination of employment. Participants in the plan include Messrs. Pate, Beahm, Kellagher, Postl and Shaddix. Such severance benefits generally include a payment of up to three times a participant's annual salary and incentive bonus and continuation of life insurance and medical coverage for one year following termination of employment.

    Many of the Company's executive compensation programs were established before provisions of the Internal Revenue Code of 1986, as amended (the "Code"), imposed punitive taxes upon, in some cases, virtually all of the payments or benefits that retiring or departing executive officers receive from the Company. If the Company's executive compensation arrangements were settled upon a change in control of the Company, such punitive excise taxes would be imposed in every case. The Company has designed its programs with a view to providing these payments and benefits taking into account prevailing tax rates. The imposition of substantial unanticipated taxes upon the employees is inconsistent with that planning.

    To prevent benefits provided to the Company's executive officers under its various compensation arrangements from being unfairly reduced by reason of excise taxes imposed on such benefits under the Code, the Company has entered into Tax Protection Agreements with all of its executive officers. Such Tax Protection Agreements provide that, if there is a change in control of the Company and if any payment or distribution to or for the benefit of an eligible executive employee would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by such employee with respect to such excise tax, such employee will be entitled to receive an additional payment that, taking into account all taxes imposed in the payment, would place the employee in the same position with respect to taxes on the Company's compensation or benefits had such excise taxes not been imposed.

    The Company also has agreements with Messrs. Pate, Beahm, Kellagher, Postl and Shaddix that provide for the acceleration of benefits in the event of the occurrence, as determined by the Board of Directors, of a change in control of the Company that has a reasonable likelihood of causing the forfeiture of benefits that such persons otherwise would have earned by depriving them of the opportunity to fulfill applicable service and age prerequisites. The agreements provide that the covered persons will receive, in the event of such a change in control but without regard to any termination of employment, cash payments equal to the appreciated value of all unvested, nonqualified stock options. The agreements also provide, in the event of termination of employment of a covered employee within six months following such a change in control, (a) for cash payments generally equal to the unvested amounts under the Company's Savings and Investment Plan (as well as the agreements providing for reimbursement of benefits that would be payable under such Plan except for limitations imposed by ERISA) forfeitable on the date of termination of employment, (b) for continuation of life insurance and, in certain instances, medical expense coverage for one year, (c) for cash payments equal to the discounted value of benefits otherwise payable under the deferred compensation agreement referred to above under "--Retirement Plan and Supplemental Agreements," based on an assumed continuation of employment until age 65 and actuarially determined life expectancies, (d) in certain instances, for cash payments in settlement of long-term medical benefits otherwise payable and (e) for cash payments equal to the discounted value of benefits otherwise payable under a supplemental disability plan and a salary continuation plan. Other agreements provide for certain executive officers that, upon any termination of employment (other than termination for cause or voluntary termination prior to a change in control), the executive officer will receive (i) in certain instances, continued executive medical coverage to age 55 without any increase in cost, and thereafter retiree medical coverage at no greater cost than currently applicable to retirees with more than 20 years of service and (ii) supplemental retirement benefits payable at age 55 equal to the benefit such executive officer would have earned had current cash compensation continued to age 55. Deferred compensation agreements and certain supplemental benefit agreements under which payments are currently being made have been supplemented by the Company to provide, upon a change in control of the Company, for the cash-out of retirement, spousal and medical benefits. In addition, the Company's conditional stock award programs provide for acceleration of benefits upon a change in control. The dollar amounts that would be payable under the agreements and plan described in this and the preceding paragraph and the other plans providing payments triggered by a change in control, exclusive of amounts attributable to benefits already vested, would be (as of December 31, 1999) $2,527,900 for Mr. Pate, $1,561,600 for Mr. Beahm, $1,163,700 for Mr. Kellagher, $3,106,100 for Mr. Postl and $1,697,400 for
Mr. Shaddix. In addition, a change in control would result in the accelerated payment of benefits already earned and vested over a period of years in the amounts of $4,433,000 for Mr. Pate, $443,100 for Mr. Beahm, $25,600 for
Mr. Postl and $377,500 for Mr. Shaddix.

    EMPLOYMENT AGREEMENT WITH MR. POSTL. The Company has entered into an employment agreement with Mr. Postl that establishes his base salary and provides for his participation in the Company's annual performance incentive plan, tax-qualified retirement and savings plans and other executive benefit programs and practices generally applicable to the Company's executives. The employment agreement provides for certain benefits in the event of termination of Mr. Postl's employment with the Company prior to the end of the employment period.

    On February 10, 2000 the Company extended a loan in the amount of $1.8 million to Mr. Postl to finance the purchase price of a new home in Houston and related improvements and costs. The loan does not bear interest, is secured by a mortgage lien on the new Houston residence, and is payable on the earlier of one year or promptly after Mr. Postl completes the sale of his former principal residence in New Jersey and his condominium residence in Houston. In addition, if Mr. Postl terminates his employment with the Company while the loan is outstanding, then the unpaid principal balance will bear interest from the initial date of funding at a bank prime loan rate and the entire balance of principal and accrued interest will become payable on 90 days' notice.

    OTHER MATTERS. In 1998, the Board of Directors formally adopted and confirmed a policy relating to the use of Company facilities. In certain circumstances, the policy requires use by officers of Company facilities in order to increase the time available for performance of Company business and for reasons of security and other corporate purposes. Under applicable federal income tax regulations, the Company imputes income to employees of the Company for federal income tax purposes with respect to their use of Company facilities when and to the extent required by the regulations. When the policies and procedures adopted by the Board have been duly observed, it is contemplated that the Company will protect employees against liability for any tax, including penalties and interest, asserted by the Internal Revenue Service in an amount exceeding the tax on the amount of income imputed by the Company as described above. To date, no amounts have been paid or requested to reimburse employees for such a tax.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- The members of the Compensation Committee of the Board are Messrs. Cockrell, Fanjul and Haselton, all of whom are non-employee directors.

    REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION --

    1999 COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive talent that the Company needs in order to maximize its return to shareholders. To this end, the Company's executive compensation program provides appropriate compensation levels and incentive pay that varies based on corporate, business unit and individual performance.

    Base salary, annual incentives, long-term incentives and executive benefits are the elements of compensation provided to the Company's executives. The Compensation Committee's philosophy is to place more emphasis on variable performance-based incentive pay and less emphasis on base salary because the primary compensation program objective is to reward executives for maximizing long-term returns to shareholders.

    BASE SALARY PROGRAM. The Company's base salary program is based on a philosophy of providing salaries that are equivalent with the market median for companies of comparable size (as measured by revenues). In aggregate, the Company's executive salaries are consistent with this philosophy. Base salary levels are also based on each individual employee's performance over time and each individual's role. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities are paid correspondingly higher salaries. Executive salaries are reviewed annually based on a variety of factors, including individual performance, company performance, general levels of market salary increases and the Company's overall financial results. Individual performance assessment is subjective; the Compensation Committee considers earnings levels, progress in implementing strategic initiatives and effectiveness in business development efforts in establishing base salary increases for executives. No specific performance formula or weighting of these or other factors is used in determining base salary levels. In 1999, Mr. Pate's salary as CEO of the Company was increased from $821,500 to $857,700 based on median to 75th percentile market salaries for comparable companies and on the performance indicators described above as determined by the Compensation Committee. Mr. Pate's base salary has been established slightly above the market median due in part to his long service with the Company.

    ANNUAL INCENTIVE PLAN.  The Company's annual incentive plan is intended to
(1) reward key employees based on company, business unit and individual performance, (2) motivate key employees and (3) provide appropriate cash compensation opportunities to plan participants. Under the plan, target award opportunities, which are based at the market 55th percentile, vary by individual position and are expressed as a percent of base salary. The amount that a particular executive may earn is directly dependent on the individual's position, responsibility and ability to impact the Company's financial success.

    The Company's annual incentive plan measures for 1999 were economic profit and synergies to be achieved as a result of the business combination with Quaker State Corporation. These same measures were also used at the business unit level, although additional measurements such as sales, cost management, environmental/safety, and operating cash flow were also used.

    The 1999 bonuses paid to corporate officers were slightly above target since the Company's performance on these goals was slightly above target. Mr. Pate received an award of $720,050, one-third of which was in cash and two-thirds in shares of Company stock. For the other executive officers, half of the award was paid in cash and half in shares of Company stock.

    LONG-TERM INCENTIVE PLANS. The Company has several types of long-term incentive awards intended to achieve various objectives. Stock options are the primary long-term incentive award to be used by the Company and are granted at 100% of fair market value at the date of grant. Stock options are intended to award executives for appreciation in the market value of the Company's Common Stock. Conditional stock grants are also used and are made to increase executive share ownership levels and reward executives for maintaining and enhancing the Company's total shareholder return. The Company also has in place a long-term performance plan that rewards executives for the Company's total shareholder return performance relative to a peer group of consumer products companies. The total long-term incentive program (including the three devices cited above) is targeted at the market 55th percentile.

    Mr. Pate received stock options for 147,660 shares of Common Stock in January 1999 and 28,780 shares of conditional stock in March 1999. Mr. Pate did not earn a payment under the Company's long-term performance plan because threshold performance was not achieved. The total value of the stock option and conditional stock awards provided to Mr. Pate placed his total long-term incentives below the market 50th percentile.

    OTHER PLANS AND BENEFITS. The Company's executive officers participate in several other compensation plans and benefit programs. These programs provide benefits generally related to salary levels and length of service (as in the case of retirement plan benefits, savings plan benefits, disability benefits and death benefit coverage) or are independent of salary levels (such as the perquisite allowances and medical coverage). There is no specific performance-based relationship between benefits under these plans and corporate performance (except that savings plan contributions are invested in Common Stock).

    SECTION 162(M). The Company's incentive plans provide for stock option grants, annual incentive plan awards and long-term performance plan awards, each of which can be qualified as performance-based compensation under
Section 162(m) of the Code. Whether one or more awards made under these incentive plans are qualified as performance-based components is in the discretion of the Company and the Compensation Committee. Currently, some of the awards under the incentive plans are not qualified under Section 162(m), and the Compensation Committee may determine to grant awards in the future that are not so qualified.

    This report is furnished by the Compensation Committee of the Board of Directors.

                                                         Ernest H. Cockrell, Chair
                                                         Alfonso Fanjul
March 9, 2000                                            Forrest R. Haselton

    PERFORMANCE GRAPH -- The following performance graph compares the cumulative total shareholder return on the Common Stock to the cumulative total return of the Standard & Poor's Midcap 400 Stock Index and the Standard & Poor's Consumer Staples Index for the last twelve months. The graph assumes that the value of the investment in the Common Stock or in each index was $100 at December 31, 1998 and that all dividends were reinvested. The Common Stock of the Company began trading "regular way" on the New York Stock Exchange on December 31, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        PENNZOIL-QUAKER STATE COMPANY  S&P MIDCAP 400  S&P CONSUMER STAPLES
Dec-98                            100             100                   100
Jan-99                       104.2373         96.0933              100.2663
Feb-99                         85.556        91.04225               97.9688
Mar-99                       85.12608        93.58606              97.32975
Apr-99                       88.99548        100.9562              98.46257
May-99                       96.70027        101.3524               97.0451
Jun-99                       104.5408        106.7585              97.79963
Jul-99                       103.2341        104.4686              96.44491
Aug-99                       98.00113        100.8832              93.62765
Sep-99                        89.1722        97.73475              86.82888
Oct-99                       83.43344        102.7115              92.00041
Nov-99                       74.59659        108.1169              93.72054
Dec-99                       73.24848        114.5417              93.68821
Jan-00
Feb-00

II.  APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 2000. This firm acted as independent public accountants to the Company last year. Representatives of Arthur Andersen LLP will attend the annual meeting, will be available to respond to questions by shareholders and will have an opportunity to make a statement regarding the Company's financial statements if they desire to do so.

    The Board of Directors recommends that shareholders approve the appointment of Arthur Andersen LLP as the Company's independent public accountants. In accordance with the Company's By-laws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

III.  OTHER BUSINESS

    Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, the persons named in the accompanying proxy will vote pursuant to the discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

ADDITIONAL INFORMATION

    SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS -- The following table sets forth information as to persons known to possess voting or dispositive power over more than 5% of the Company's outstanding Common Stock.

  TITLE OF           NAME AND ADDRESS OF          NUMBER OF    PERCENTAGE
   CLASS               BENEFICIAL OWNER             SHARES      OF CLASS
  --------           -------------------          ---------    ----------
Common Stock  Capital Research and                10,062,200      12.9%
                Management Company
                  333 South Hope Street
                  Los Angeles, California 90071

Common Stock  Wellington Management Company, LLP   7,123,100       9.1%
                  75 State Street
                  Boston, Massachusetts 02109

Common Stock  Lazard Freres & Co. LLC              3,971,815       5.1%
                30 Rockefeller Plaza
                New York, New York 10020

    The information in the foregoing table regarding Capital Research and Management Company ("Capital Research") is based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1999. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filing indicates sole dispositive power for 10,062,200 shares of Common Stock by Capital Research.

    The information in the foregoing table regarding Wellington Management Company, LLP ("Wellington") is based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1999. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influence control of the Company. The filing indicates shared voting power for

4,345,200 shares of Common Stock and shared dispositive power for 7,123,100 shares of Common Stock for Wellington.

    The information in the foregoing table regarding Lazard Freres & Co. LLC ("Lazard") is based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1999. The filing states the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influence control of the Company. The filing indicates sole voting power for 3,272,835 shares of Common Stock and sole dispositive power for 3,971,815 shares of Common Stock for Lazard.

    SHAREHOLDER PROPOSALS FOR 2001 MEETING -- In order to be included in the Company's proxy materials for its 2001 annual meeting of shareholders, eligible shareholder proposals must be received by the Company on or before December 1, 2000 (directed to the Corporate Secretary of the Company at the address indicated on the first page of this Proxy Statement).

    ADVANCE WRITTEN NOTICE REQUIRED FOR SHAREHOLDER NOMINATIONS AND
PROPOSALS -- The By-laws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the By-laws require that not less than 90 days' nor more than 120 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement). The advance written notice must set forth for each person whom the shareholder proposes to nominate for election or re-election as a director
(a) the name, age, business address and residence address of such person,
(b) the principal occupation or employment of such person, (c) the number of shares of each class of capital stock of the Company beneficially owned by such person, (d) any other information relating to such person that would be required to be disclosed in connection with the solicitation of proxies under the Exchange Act and (e) the written consent of such person to having his or her name placed in nomination at the meeting and to serve as a director if elected. The shareholder giving the notice must also include the name and address, as they appear on the Company's books, of such shareholder and the number of shares of each class of voting stock of the Company that are then beneficially owned by such shareholder.

    In the case of other proposals by shareholders at an annual meeting, the By-laws require that not less than 90 days' nor more than 120 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement) and set forth (a) a description of each proposal intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business (c) the number of shares of each class of capital stock of the Company that are beneficially owned by the shareholder on the date of such notice and (d) any arrangement, understanding or material interest of the shareholder in connection with such proposal.

    In order for shareholder nominations of director candidates or other shareholder proposals for the Company's 2001 annual meeting of shareholders to be timely submitted, they must be received by the Company on or after January 4, 2001 and on or before February 3, 2001. A copy of the By-laws of the Company setting forth the requirements for the nomination by shareholders of candidates for the Board of Directors and the requirements for proposals by shareholders may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

                                          By Order of the Board of Directors

                                          James L. Pate

                                          CHAIRMAN OF THE BOARD

March 29, 2000

                             PENNZOIL-QUAKER STATE
                                  C O M P A N Y                           PROXY

                   Proxy Solicited on Behalf of the Board of Directors

             Annual Meeting of Shareholders to be held Thursday, May 4, 2000

The undersigned hereby appoints Linda F. Condit, Thomas P. Kellagher and Michael J. Maratea, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth herein, all shares of Common Stock which the undersigned is entitled to vote at the 2000 annual meeting of shareholders of Pennzoil-Quaker State Company, and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE (ITEM 1), FOR APPROVAL OF AUDITORS (ITEM 2), AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked.

                Continued and to be voted and signed on reverse


-------------------------------------------------------------------------------
                           FOLD AND DETACH HERE


                             PENNZOIL-QUAKER STATE
                                C O M P A N Y



                       2000 Annual Meeting of Shareholders
                                  May 4, 2000



                               The Alley Theatre
                               615 Texas Avenue
                             Houston, Texas  77002



          Registration and seating of shareholders begins at 9:40 a.m.
                         Meeting begins at 10:00 a.m.
        Cameras and recording devices will not be allowed in the meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2  Please mark   X
                                                                 your votes as
                                                                 indicated in
                                                                 this example

--------------------------------------------------------------------------------
/ /   To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark this box, sign, date and return this Proxy. (No additional vote necessary.)
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS: Nominees are 01 Howard H. Baker, 02 James L. Pate,
                                       03 Gerald B. Smith and 04 Lorne R. Waxlax
   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.

         / / FOR all nominees (except as      / / WITHHOLD authority to vote
             marked to the contrary above)        for all nominees

ELECTRONIC ACCESS: In the future if you consent to access your Annual Report and Proxy Statement electronically via the Internet, instead of by mail, check this box. / /

2. APPROVAL OF AUDITORS: To approve Arthur Andersen LLP as independent public
   accountants.         / / FOR    / / AGAINST   / / ABSTAIN



                                Date             , 2000
-------------------------------     -------------
SIGNATURE


--------------------------------------------------------
SIGNATURE, IF JOINTLY HELD
If acting as Attorney, Executor, Trustee or in any other representative capacity, please sign name and title.


--------------------------------------------------------------------------------
                         FOLD AND DETACH HERE

           INSTRUCTIONS IF VOTING BY TELEPHONE OR INTERNET

                   QUICK *** EASY *** IMMEDIATE***

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

* You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

VOTE BY PHONE:

OPTION 1: To vote as the Board of Directors recommends on ALL proposals:
          Press 1.

                When asked, please confirm your vote by Pressing 1.

OPTION 2: If you you choose to vote on each proposal separately, press 0. You will hear these instructions:


    Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

    Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/pzl

            IF YOU VOTE BY PHONE OR INTERNET -- DO NOT MAIL THE PROXY CARD
                             THANK YOU FOR VOTING.

CALL ** TOLL FREE ** ON A TOUCH-TONE TELEPHONE     -----------------------------
      1-888-215-8323 - ANYTIME

There is NO CHARGE to you for this call.                  CONTROL NUMBER
                                                   FOR TELEPHONE/INTERNET VOTING
                                                   -----------------------------